UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2850 W. Golf Road, Rolling Meadows, Illinois	60008-4050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 773-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AJG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On December 4, 2019, Arthur J. Gallagher & Co. (the “Company”) announced plans to host an informal management meeting on Wednesday, December 18, 2019. As previously announced, a webcast of the meeting and related presentation materials are available through the investor relations page of the Company’s website at www.ajg.com/irmeeting. Information that will be distributed during this meeting, including an updated “CFO Commentary,” is available at http://www.ajg.com/December18materials. The “CFO Commentary” includes certain estimates relating to 2019 and 2020 results and cautionary language regarding forward-looking statements.

Item 8.01.	Other Events.

On December 2, 2019, the Company closed a private placement of $50 million aggregate principal amount of senior unsecured notes (the “Series TT Notes”). The Series TT Notes were issued by the Company and certain of the Company’s subsidiaries with an interest rate of 3.48% per annum and are due in 2029.

In addition, the Company and certain of the Company’s subsidiaries plan to close a private placement of $575 million aggregate principal amount senior unsecured notes (fixed rate) in late-January 2020. The weighted average maturity of the notes will be 11.7 years and their weighted average effective rate will be 4.09% per annum after giving effect to underwriting and legal costs. The Company plans to use the proceeds of these private placements to repay certain existing indebtedness and for general corporate purposes, including to fund acquisitions.

These notes have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the notes.

This disclosure contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to the Company’s anticipated closing of senior unsecured notes. Important factors that could impact these forward-looking statements include the failure to satisfy closing conditions for the private placement, changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape, changes in the interest rate environment, changes in the attractiveness of the Company’s private placement notes to investors, and unexpected financial challenges or strategic opportunities. Please refer to our filings with the SEC, including Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a more detailed discussion of these and other factors that could impact these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: December 18, 2019	/s/ WALTER D. BAY
Walter D. Bay
Vice President, General Counsel and Secretary